___________________________________________

Amended Bylaws

of

Tokenova Worldwide, Inc.

A Nevada Corporation

September 9, 2026

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INDEX TO THE BYLAWS OF

Tokenova Worldwide, Inc.

BYLAWS

OF

Tokenova Worldwide, Inc.

ARTICLE 1 - OFFICES

SECTION 1.1 PRINCIPAL OFFICE

The initial principal office of the corporation in the state of Nevada shall initially be located at 204 West Spear Street, Carson City, Nevada. The corporation may have such other offices, either within or outside of the state of Nevada as the board of directors may designate, or as the business of the corporation may require from time to time.

SECTION 1.2 REGISTERED OFFICE

The registered office of the corporation, required by Chapter 78 of the Nevada Revised Statutes to be maintained in the state of Nevada, may be, but need not be, identical with the principal office in the state of Nevada, and the address of the registered office may be changed from time to time by the board of directors.

ARTICLE 2 - SHAREHOLDERS

SECTION 2.1 ANNUAL MEETING

The annual meeting of the shareholders shall be held on such date and at such time as may be designated from time to time by the board of directors for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting pursuant to these bylaws (as further amended and/or restated from time to time, these “bylaws”). Except as otherwise restricted by the amended and restated articles of incorporation of the Corporation (as further amended and/or restated from time to time, the “Articles of Incorporation”) or applicable law, including, without limitation, the Nevada Revised Statutes (as amended from time to time), the board of directors may postpone, reschedule or cancel any annual meeting of stockholders. If the day fixed for the annual meeting shall be a legal holiday in the state of Nevada, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

SECTION 2.2 SPECIAL MEETINGS

Subject to any rights of stockholders set forth in the Articles of Incorporation or a Certificate of Designation, special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than a majority of all outstanding shares of the corporation entitled to vote at the meeting.

SECTION 2.3 PLACE OF MEETINGS

The board of directors may designate any place, either within or outside of the state of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. Meetings of stockholders, either annual or special, may be held solely by remote communication with stockholder participation in the meeting through remote communication, including, without limitation, electronic communications, videoconferencing, teleconferencing or other available technology so long as the corporation takes reasonable measures to verify the identity of each person participating through such means as a stockholder or permitted person, provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders. Participation in a meeting pursuant to remote communications constitutes presence in person at the meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the state of Nevada.

SECTION 2.4 NOTICE OF MEETING

Written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, including electronic delivery by e-mail or electronic communications, by or at the direction of the president, or the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If sent electronically by e-mail or electronic communications, such notice shall be deemed to be delivered when electronically sent by the corporation, addressed to the shareholder at his or her e-mail or electronic communications address as it appears on the stock transfer books of the corporation.

SECTION 2.5 MEETING OF MAJORITY SHAREHOLDERS

Except as provided by law, if a majority of the voting power of all shareholders of the corporation meet at any time and place, either within or outside of the state of Nevada or through remote communication, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

SECTION 2.6 CLOSING OF STOCK TRANSFER BOOKS OR

FIXING OF RECORD DATE

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or distribution, or in order to make determination of shareholders for any other purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such register or books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend or distribution, the date on which notice of the meeting is mailed or electronically delivered, or the date on which the resolution of the board of directors declaring such dividend or distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

SECTION 2.7 VOTING RECORD

The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before such meeting of shareholders, a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the class(es) and number of shares held by each. The record, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation, whether within or outside of the state of Nevada, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.

SECTION 2.8 QUORUM

A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by Chapter 78 of the Nevada Revised Statutes and the Articles of Incorporation. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of shareholders whose absence would cause there to be less than a quorum.

SECTION 2.9 MANNER OF ACTING

If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these bylaws.

SECTION 2.10 PROXIES

At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by a duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after six (6) months from the date of its execution, unless otherwise explicitly provided for within the proxy.

SECTION 2.11 VOTING OF SHARES

Unless otherwise provided by the Articles of Incorporation, Certificate of Designation or these bylaws, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.

SECTION 2.12 VOTING OF SHARES BY CERTAIN SHAREHOLDERS

Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine. Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by an administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the trustee name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither shares of its own stock belonging to this corporation, nor shares of its own stock held by it in a fiduciary capacity, nor shares of its own stock held by another corporation if the majority of shares entitled to vote for the election of directors of such corporation is held by this corporation may be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time. Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

SECTION 2.13 INFORMAL ACTION BY SHAREHOLDERS

Except as provided by law, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

SECTION 2.14 VOTING BY BALLOT

Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

SECTION 2.15 CUMULATIVE VOTING

Cumulative voting shall not be permitted in the election of officers or directors, or in any other matter subject to a vote of any series or class of shareholder.

ARTICLE 3 - BOARD OF DIRECTORS

SECTION 3.1 GENERAL POWERS

The business and affairs of the corporation shall be governed by and under the direction of its board of directors, except as otherwise provided in Nevada Revised Statutes or the Articles of Incorporation.

SECTION 3.2 PERFORMANCE OF DUTIES

A director of the corporation shall perform his or her duties as a director, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs A, B, and C of this Section 3.2; but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his or her duties shall not have any liability by reason of being or having been a director of the corporation. Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely upon are:

A. One (1) or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matter presented;

B. Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or

C. A committee of the board upon which he or she does not serve, duly designated in accordance with the provision of the Articles of Incorporation or the bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

SECTION 3.3 NUMBER, TENURE AND QUALIFICATIONS

The number of directors of the corporation shall be fixed from time to time by resolution of the board of directors, but in no instance shall there be less than one (1) director or that number otherwise required by law. The number of directors of the corporation shall be fixed exclusively by the affirmative vote of a majority of the directors holding such office at a meeting of the board of directors in which the number of directors is an agenda item for such meeting. Each director shall hold office until the next annual meeting of shareholders or until his or her successor shall have been elected and qualified. Directors need not be residents of the state of Nevada nor shareholders of the corporation.

There shall be a chairman of the board, who has been elected from among the directors who shall preside at all meetings of the stockholders and of the board of directors. He or she shall have such other powers and duties as may, from time to time, be prescribed by the board of directors, these bylaws or as provided by law.

The board of directors may elect the vice chairman of the board from among the directors who, in the absence of the chairman, shall preside at all meetings of the stockholders and of the board of directors. He or she shall have and may exercise such powers as may, from time to time, be prescribed by the board of directors, these bylaws or as provided by law.

SECTION 3.4 REGULAR MEETINGS

A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the state of Nevada or through remote communication, for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.5 SPECIAL MEETINGS

Special meetings of the board of directors may be called by or at the request of the president, chairman or any two (2) directors. The directors shall hold as many special meetings as necessary throughout the year to effectively manage the activities of the corporation and fulfill their fiduciary obligations to the corporation. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of Nevada or through remote communication, as the place for holding any special meeting of the board of directors called by them.

SECTION 3.6 NOTICE

Written notice of any special meeting of directors shall be given as follows:

By mail to each director at his or her business address on record with the corporation for each director at least three (3) days prior to the meeting; or by personal delivery, e-mail or electronic communications at least twenty-four (24) hours prior to the meeting to the business address of each director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If sent electronically by e-mail or electronic communications, such notice shall be deemed to be delivered when electronically sent by the corporation addressed to the director at his or her provided e-mail or electronic communications address. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 3.7 QUORUM

A majority of the number of directors fixed by or pursuant to Section 3.3 of this Article 3 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of directors present may adjourn the meeting from time to time without further notice.

SECTION 3.8 MANNER OF ACTING

Except as otherwise required by law or by the Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

SECTION 3.9 INFORMAL ACTION BY DIRECTORS

Any action required or permitted to be taken by the board of directors or by a committee thereof at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the committee members entitled to vote with respect to the subject matter thereof.

SECTION 3.10 PARTICIPATION BY REMOTE COMMUNICATIONS

Any members of the board of directors or any committee designated by such board may participate in a meeting of the board of directors or committee by means of remote communications such as telephone conference or similar electronic communications equipment by which all persons participating in the meeting can hear each other at the same time. Such director participation shall constitute presence in person at the meeting.

SECTION 3.11 VACANCIES

Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors even though the number may be less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to hold the position of director until the next annual meeting of stockholders or until their successors are duly elected and qualified. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors.

SECTION 3.12 RESIGNATION

Any director of the corporation may resign at any time by giving written notice to the president or the secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

SECTION 3.13 REMOVAL

Any director or directors of the corporation may be removed at any time, with or without cause, only by the affirmative vote of the holders of a two-thirds majority of the voting power of all of the shares of capital stock of the corporation then entitled to vote generally in the election of directors, voting as a single class.

SECTION 3.14 COMMITTEES

By resolution adopted by a majority of the board of directors, the directors may designate two (2) or more directors to constitute a committee, any of which shall have such authority in the management of the corporation as the board of directors shall designate and as shall be prescribed by Chapter 78 of Nevada Revised Statutes.

SECTION 3.15 COMPENSATION

By resolution of the board of directors and irrespective of any personal interest of any of the members, each director may be paid his or her expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 3.16 PRESUMPTION OF ASSENT

A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 3.17 ORGANIZATION

Meetings of the board of directors shall be presided over by the chairman, or in the absence of the chairman by the vice chairman, or in his or her absence by a chair chosen at the meeting by the directors present. The secretary, or in the absence, of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting.

ARTICLE 4 - OFFICERS

SECTION 4.1 NUMBER

The officers of the corporation shall be a president, a secretary and a treasurer, or the respective equivalents of such offices, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two (2) or more offices may be held by the same person.

SECTION 4.2 ELECTION AND TERM OF OFFICE

The board of directors may from time to time, by resolution, elect or appoint such other officers and agents as it may deem advisable, who shall hold office at the pleasure of the board of directors, and shall have such powers and duties and be paid such compensation as may be directed by the board of directors; provided that the board of directors may empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint such other subordinate officers as the business of the corporation may require. Each officer of the corporation shall serve until their respective successors are elected and appointed and shall qualify or until their earlier resignation or removal in the manner hereinafter provided.

SECTION 4.3 REMOVAL

Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 4.4 VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term of such office.

SECTION 4.5 CHIEF EXECUTIVE OFFICER

The board of directors may elect a chief executive officer who, subject to the supervision and control of the board of directors, shall have the ultimate responsibility for the management and control of the business and affairs of the corporation, and perform such other duties and have such other powers which are delegated to him or her by the board of directors, these bylaws or as provided by law. In the absence of a president, the chief executive officer shall perform the duties and have the powers of the president.

SECTION 4.6 PRESIDENT

The president, subject to the control of the board of directors, shall in general actively supervise and control all of the business and affairs of the corporation. He or she shall, when present, and in the absence of a chairman of the board, preside at all meetings of the shareholders and of the board of directors. He or she may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, excepted in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

SECTION 4.7 VICE PRESIDENT

If elected or appointed by the board of directors, the vice president (or in the event there be more than one (1) vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall, in the absence of the president or in the event of his or her death, inability or refusal to act, perform all duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the treasurer or an assistant treasurer or the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

SECTION 4.8 SECRETARY

The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address and e-mail or electronic communications address, if any, of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the chairman or vice chairman of the board of directors, or the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

SECTION 4.9 TREASURER

The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article 5 of these bylaws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

SECTION 4.10 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS

The assistant secretaries, when authorized by the board of directors, may sign with the chairman or vice chairman of the board of directors or the president or a vice president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

SECTION 4.11 BONDS

If the board of directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the board of directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

SECTION 4.12 SALARIES

The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE 5 - CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 5.1 CONTRACTS

The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 5.2 LOANS

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

SECTION 5.3 CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

SECTION 5.4 DEPOSITS

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

ARTICLE 6 – CAPITAL STOCK

SECTION 6.1 REGULATION

The board of directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of shares of the corporation, including the appointment of transfer agents and registrars. Such rules and regulations may be further contained within blockchain-related protocols, distributed ledgers, smart-contracts and any other digital technology systems utilized by the corporation in the issuance, transfer and registration of electronic tokenized securities.

SECTION 6.2 STOCK CERTIFICATES AND UNCERTIFICATED SHARES

The board of directors may authorize the issuance of uncertificated or book-entry shares of some or all of the shares of any or all of its classes or series. The board of directors may further authorize the issuance of electronic tokenized securities utilizing blockchain protocols, distributed ledgers, smart-contracts and any other digital technology systems to represent the shares of some or all of the shares of any or all of its classes or series. The issuance of uncertificated or book-entry shares has no effect on any existing certificates for shares until surrendered to the corporation, or on the respective rights and obligations of the stockholders. Within a reasonable time after the issuance or transfer of shares uncertificated shares, the corporation shall send the stockholder a written statement certifying the number and class (and the designation of the series, if any) of the shares owned by such stockholder in the Corporation and any restrictions on the transfer or registration of such shares imposed by the Articles of Incorporation, Certificate of Designation, these bylaws, any agreement among stockholders or any agreement between the stockholders and the corporation. Notwithstanding the foregoing, upon the written request of a holder of shares of the corporation delivered to the secretary of the corporation or the corporation’s transfer agent, the corporation shall, within ten (10) days after receipt of the written request, send the stockholder of record a written statement confirming the information contained in the informational statement previously sent to the stockholder of record. Except as otherwise expressly provided by Nevada Revised Statutes, the rights and obligations of a class of stockholders of the corporation shall be identical whether or not their shares of stock are represented by certificates.

SECTION 6.3 CERTIFICATES AND INFORMATIONAL STATEMENTS

Each certificate, informational statement and electronic tokenized security representing shares shall state the name of the corporation, the fact that the corporation is organized or incorporated under the laws of the state of Nevada, the name of the person to whom issued, the date of issue, the class (or series of any class), the number of shares represented thereby and the par value of the shares represented thereby or a statement that such shares are without par value. A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. No certificate, information statement or electronic tokenized security shall be issued until the shares represented thereby are fully paid. In addition to the foregoing, all certificates evidencing shares of the corporation’s capital stock or other securities issued by the corporation shall contain such legend or legends as may from time to time be required by Nevada Revised Statutes or such other federal, state or local laws or regulations then in effect. Each certificate, informational statement or electronic tokenized security shall be otherwise in such form as may be prescribed by the board of directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

SECTION 6.4 CANCELLATION OF CERTIFICATES

All certificates surrendered to the corporation for transfer shall be canceled and no new informational statements or electronic tokenized securities shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled.

SECTION 6.5 LOST, STOLEN OR DESTROYED CERTIFICATES

Any shareholder claiming that his or her certificate, if issued by the corporation, for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the president and treasurer of the corporation), a new informational statement or electronic tokenized security may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

SECTION 6.6 TRANSFER OF SHARES

Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation, Certificate of Designation or authorized therein, shares of the corporation shall be transferable on the stock transfer books of the corporation by the holder thereof in person or by his or her duly authorized attorney, upon the surrender and cancellation of a certificate or certificates, or upon notice of surrender and transfer in accordance with any electronic tokenized security protocols utilized by the corporation, for a like number of shares recorded upon the stock transfer books of the corporation. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to being recorded in the stock transfer books in lieu thereof and issued an informational statement and electronic tokenized security as applicable. As against the corporation, a transfer of certificated or electronic tokenized security shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the state of Nevada.

SECTION 6.7 INAPPLICABILITY OF ACQUISITION OF

CONTROLLING INTEREST STATUTES

Notwithstanding any other provision in these bylaws to the contrary, and in accordance with the provisions of Nevada Revised Statutes Section 78.378, the provisions of Nevada Revised Statutes Sections 78.378 to 78.3793, inclusive, or any successor statutes, relating to acquisitions of controlling interests in the corporation shall not apply to the corporation or to any acquisition of any shares of the corporation’s capital stock.

ARTICLE 7 - FISCAL YEAR

The fiscal year of the corporation shall end on the last day of December in each calendar year. The fiscal year of the corporation may be changed by the affirmative vote of a majority of the board of directors.

ARTICLE 8 - DISTRIBUTIONS

The board of directors may from time to time declare, and the corporation may pay, distributions (as defined in Nevada Revised Statute Section 78.191) subject to the provisions of the laws of the State of Nevada, the Articles of Incorporation, and Certificate of Designation(s). Distributions may be paid in money, shares of corporate stock, property or any other medium not prohibited under applicable law. The board of directors may fix in advance a record date, in accordance with and as provided in Section 2.6 of Article, prior to the distribution for the purpose of determining stockholders entitled to receive any distribution.

ARTICLE 9 - CORPORATE SEAL

The board of directors may by resolution authorize a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "CORPORATE SEAL." The seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except as otherwise specifically provided in these bylaws, any officer of the corporation shall have the authority to affix the seal to any document requiring it.

ARTICLE 10 - WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of these bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Chapter 78 of the Nevada Revised Statutes, or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the event or other circumstance requiring such notice, shall be deemed equivalent to the giving of such notice.

ARTICLE 11 - AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted by a majority of the directors present at any meeting of the board of directors of the corporation at which a quorum is present.

ARTICLE 12 - EXECUTIVE COMMITTEE

SECTION 12.1 APPOINTMENT

The board of directors by resolution adopted by a majority of the full board, may designate two (2) or more of its members to constitute an executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

SECTION 12.2 AUTHORITY

The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the board of directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the bylaws of the corporation.

SECTION 12.3 TENURE AND QUALIFICATIONS

Each member of an executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until his or her successor is designated as a member of the executive committee and is elected and qualified.

SECTION 12.4 MEETINGS

Regular meetings of an executive committee may be held without notice at such time and places as the executive committee may fix from time to time by resolution. Special meetings of an executive committee may be called by any member thereof upon not less than one (1) day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his or her business address. If sent electronically by e-mail or electronic communications, such notice shall be deemed to be delivered when electronically sent by the corporation, addressed to the member of the executive committee at his or her e-mail or electronic communications address provided to the corporation. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of an executive committee need not state the business proposed to be transacted at the meeting.

SECTION 12.5 QUORUM

A majority of the members of an executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

SECTION 12.6 INFORMAL ACTION BY EXECUTIVE COMMITTEE

Any action required or permitted to be taken by an executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors of the executive committee entitled to vote with respect to the subject matter thereof.

SECTION 12.7 VACANCIES

Any vacancy in an executive committee may be filled by a resolution adopted by a majority of the full board of directors.

SECTION 12.8 RESIGNATIONS AND REMOVAL

Any member of an executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of an executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 12.9 PROCEDURE

The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

ARTICLE 13 - INDEMNIFICATION

SECTION 13.1 INDEMNIFICATION

The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if the person is either not liable pursuant to Nevada Revised Statute Section 78.138 or acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct as unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statute Section 78.138 or did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his or her conduct was unlawful.

The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

SECTION 13.2 RIGHT TO INDEMNIFICATION

To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 13.1 of this Article 13, or in defense of any claim, issue or matter therein, the corporation shall indemnify the person against expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the defense.

SECTION 13.3 GROUPS AUTHORIZED TO

MAKE INDEMNIFICATION DETERMINATION

Any indemnification under Sections 13.1 or 13.2 of this Article 13, unless ordered by a court or advanced pursuant to Sections 13.1 or 13.2 of this Article 13, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

SECTION 13.4 PAYMENT AND ADVANCE OF EXPENSES

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to be indemnified by the corporation. The provisions of this Section 13.4 of this Article 13 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

SECTION 13.5 INSURANCE

The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any indemnitee for any liability asserted against him or her and liability and expenses incurred by the person in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify the person against such liability and expenses.

ARTICLE 14 – CHANGES IN NEVADA LAW

References in these bylaws to the laws of the State of Nevada or Nevada Revised Statutes or to any provision thereof shall be to such law as it existed on the date these bylaws were adopted or as such law thereafter may be changed; provided that (i) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide in Article 13, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these bylaws shall continue as theretofore to the extent permitted by law; and (ii) if such change permits the corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE 15 – SELECTION OF FORUM FOR

ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the State of Nevada business court possessing exclusive original jurisdiction to hear business disputes shall, to the fullest extent permitted by law, be the sole and exclusive forum for any, all or certain (i) concurrent judicial actions as defined in NRS 78.046(5)(a) as the same now exists and (ii) internal actions as defined in NRS 78.046(5)(d) as the same now exists or hereafter may be amended or supplemented. In the event the State of Nevada business court possessing exclusive original jurisdiction to hear business disputes has not been established by the State of Nevada, the Second Judicial District Court of the State of Nevada shall, to the fullest extent permitted by law, be the sole and exclusive forum for that action. In the event any cause of action claim depicted in (i) and (ii) above is determined by law to not be justiciable by the State of Nevada business court possessing exclusive original jurisdiction to hear business disputes or the Second Judicial District Court of the State of Nevada due to the matter being the exclusive jurisdiction of the United States federal courts, the United States District Court of Nevada shall, to the fullest extent permitted by law, be the sole and exclusive forum for that matter.

ARTICLE 16 – WAIVER OF TRIAL BY JURY

In accordance with NRS Section 78.046(4), as the same now exists or hereafter may be amended or supplemented, any, all or certain internal actions required to be tried in any court specified within Article 15 shall be tried before the presiding judge as the trier of fact and shall not be tried before a jury. This Article 16 shall conclusively operate as a waiver of the right to trial by jury by each party to any internal action as defined in NRS Section 78.046(5)(d), as the same now exists or hereafter may be amended or supplemented. This Article 16 shall not be construed as to limit or otherwise affect any right to a jury trial in any action, suit or proceeding that is not an internal action.

ARTICLE 17 – SEVERABILITY

If any provision(s) of these bylaws shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of these bylaws (including, without limitation, each portion of any paragraph of these bylaws containing any such provision(s) held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision(s) to other persons, entities and circumstances shall not in any way be affected or impaired thereby.

CERTIFICATION

The undersigned, as the duly elected Secretary of Tokenova Worldwide, Inc., a Nevada corporation (the “Corporation”), does hereby certify that the foregoing Bylaws were reviewed, approved and adopted by the Board of Directors of the Corporation and are effective as of September 9, 2026.

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Aaron Jay “A.J.” Ripin, Secretary